                                   CERTIFICATE

     The undersigned hereby certifies that she is the Secretary of Morgan Stanley Utilities Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Establishing and Designating Additional Class of Shares of the Trust unanimously adopted by the Trustees of the Trust on February 6, 2006, as provided in Section 6.9(h) of the said Declaration, said Instrument to take effect on July 17, 2006, and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

     Dated this 6th day of February, 2006.

                                                    /s/ Mary E. Mullin
                                                    ------------------
                                                        Mary E. Mullin
                                                        Secretary

(SEAL)

                          MORGAN STANLEY UTILITIES FUND

                    INSTRUMENT ESTABLISHING AND DESIGNATING

                           ADDITIONAL CLASS OF SHARES

WHEREAS, Morgan Stanley Utilities Fund (the "Trust") was established by the Declaration of Trust dated December 8, 1987, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate one additional class of shares as provided herein.

NOW, THEREFORE, BE IT RESOLVED, pursuant to Section 6.9(h) of the Declaration, there is hereby established and designated one additional class of shares, to be known as: Class Q (the "Additional Class"), which shall be subject to the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Declaration with respect to the Class A, Class B, Class C and Class D shares (the "Existing Classes"), except to the extent the MORGAN STANLEY MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3 attached hereto as EXHIBIT A sets forth differences between the Existing Classes and the Additional Class.

This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 6th day of February, 2006.

/s/ Michael Bozic                       /s/Charles A. Fiumefreddo
------------------------------          --------------------------------------
Michael Bozic, as Trustee               Charles A. Fiumefreddo, as Trustee
and not individually                    and not individually
c/o Kramer Levin Naftalis               c/o Morgan Stanley Trust
& Frankel LLP                           Harborside Financial Center,
Counsel to the Independent              Plaza Two
Trustees                                Jersey City, NJ
919 Third Avenue
New York, NY

/s/ Edwin J. Garn                       /s/ Wayne E. Hedien
------------------------------          --------------------------------------
Edwin J. Garn, as Trustee               Wayne E. Hedien, as Trustee
and not individually                    and not individually
c/o Summit Ventures LLC                 c/o Kramer Levin Naftalis & Frankel LLP
One Utah Center                         Counsel to the Independent Trustees
201 South Main Street                   919 Third Avenue
Salt Lake City, UT                      New York, NY

/s/ James F. Higgins                    /s/  Manuel H. Johnson
------------------------------          --------------------------------------
James F. Higgins, as Trustee            Dr. Manuel H. Johnson, as Trustee
and not individually                    and not individually
c/o Morgan Stanley Trust                c/o Johnson Smick International, Inc.
Harborside Financial Center             2099 Pennsylvania Avenue, N.W.
Plaza Two                               Suite 950
Jersey City, NJ                         Washington, D.C.

/s/ Joseph J. Kearns                    /s/ Michael E. Nugent
------------------------------          --------------------------------------
Joseph J. Kearns, as Trustee            Michael E. Nugent, as Trustee
and not individually                    and not individually
c/o Kearns & Associates LLC             c/o Triumph Capital, L.P.
23852 Pacific Coast Highway             445 Park Avenue
Malibu, CA                              New York, NY

/s/ Fergus Reid
------------------------------
Fergus Reid, as Trustee
and not individually
c/o Lumelite Plastics Corporation
85 Charles Colman Blvd.
Pawling, NY